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                                                                   Exhibit 10.21

                                SERVICE AGREEMENT

     This SERVICE AGREEMENT (hereinafter the "Agreement") is made this 28th day of February, 2005, between Kansas City Power & Light Company, a Missouri corporation, (hereinafter "KCP&L") and East Kansas Agri-Energy, LLC, a Kansas limited liability company (hereinafter "CUSTOMER").

WITNESSETH:

Whereas, KCP&L is a regulated electric utility serving the greater Kansas City Metropolitan Area;

Whereas, CUSTOMER desires permanent electrical service at its new commercial development in the City of Garnett (hereinafter "CITY"), Kansas known as the East Kansas Agri Energy Plant (hereinafter the "PLANT");

Whereas, CITY currently provides electric utility service to site of the PLANT;

Whereas, CUSTOMER desires KCP&L to provide regulated electric utility service to the PLANT and KCP&L has agreed to provide regulated electric utility service to the PLANT and install electrical facilities (hereinafter the "Facilities") in accordance with the terms and conditions of this Agreement; and

Whereas, the CITY has agreed to allow KCP&L to provide regulated electric utility service to the PLANT for an agreed upon term of service.

Now, therefore, in consideration of the promises and the covenants herein contained, the parties agree as follows:

1. SCOPE OF AGREEMENT. KCP&L will install the Facilities and provide permanent electric utility service to the PLANT. KCP&L will use reasonable best efforts to complete installation of the Facilities so that the Facilities are capable of providing such electric utility service on or before May 1, 2005. KCP&L will provide such electric utility service in accordance with its General Rules and Regulations on file with the Kansas Corporation Commission (hereinafter the "Commission") as amended from time to time. KCP&L acknowledges that Customer shall have all of the rights of a "Customer" as provided by and defined in the General Rules and Regulations.

2. TERM OF SERVICE. KCP&L shall provide electric utility service to CUSTOMER for a term of Fifteen (15) years. This term may be extended by mutual agreement of CUSTOMER and KCP&L. Should KCP&L decide not to renew this Agreement, KCP&L shall give Customer one (1) year written notice of its intent not to renew.

3. CUSTOMER TO PROVIDE. In order for KCP&L to provide electric utility service and install the Facilities under this Agreement, CUSTOMER agrees to provide the following to KCP&L:

    A.  Points of delivery for permanent electrical service.

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    B.  Sixty (60) days notice of the required date of permanent electrical service.

    C. Easements in a form acceptable to KCP&L to allow for the construction of a substation and other necessary electrical distribution equipment.

4. PAYMENT. In exchange for installing the Facilities and providing permanent electric service to the PLANT, CUSTOMER agrees to pay KCP&L FIVE HUNDRED FIFTEEN THOUSAND SEVEN HUNDRED TWENTY DOLLARS ($515,720). This amount will be payable in five (5) equal installments with the first payment of ONE HUNDRED THREE THOUSAND ONE HUNDRED FORTY FOUR DOLLARS ($103,144) due upon signing of this Agreement. The remaining payments of ONE HUNDRED THREE THOUSAND ONE HUNDRED FORTY FOUR DOLLARS ($103,144) each will be due from Customer on February 28, March 31, April 30 and May 31, 2005, respectively. CUSTOMER shall also pay to KCP&L actual costs exceeding FIVE HUNDRED FIFTEEN THOUSAND SEVEN HUNDRED TWENTY DOLLARS ($515,720) (hereinafter the "Cost Overage") but only to the extent the Cost Overage is reasonably incurred by KCP&L as a direct result of discovery of rock during installation of the Facility. Provided, however, CUSTOMER shall have no obligation to pay such Cost Overage unless KCP&L provides to CUSTOMER reasonable satisfactory written documentation supporting any claimed Cost Overage within thirty days of completion of installation of the Facility. Notwithstanding anything in this Agreement to the contrary, CUSTOMER shall, in no event, be responsible for payment of any Cost Overage exceeding TWO HUNDRED NINETY-EIGHT THOUSAND ONE HUNDRED SEVENTEEN DOLLARS ($298,117).

5. UNCONTROLLABLE FORCES. Neither party shall be responsible for performance under this Agreement, other than the payment of moneys due, where such performance has been prevented by uncontrollable forces. "Uncontrollable Forces" shall include, but not be limited to, acts of God, acts of a public enemy, blockades, insurrections, strikes, lockouts or other labor disputes, riots, disorders, civil disturbances, sabotage, restraints by court or acts of public authority, fires, explosions, storms, floods, landslides, washouts, shortages of labor, transportation or material, boycotts, breakdowns or damage to plants, equipment or facilities, and any other cause whether foreseeable or not but without the negligence or intentional fault of the party asserting the Uncontrollable Forces and not reasonably within the control of such party. The party asserting Uncontrollable Forces shall use good faith efforts to eliminate such matter insofar as possible with a minimum of delay; provided that the party is not required to submit to what it considers to be unreasonable conditions or restrictions, to make an unreasonable expenditure of money, to accept or agree to governmental or regulatory orders or conditions without objection or contest, or to submit to a labor agreement it deems unfavorable, and it is agreed that any settlement of governmental or regulatory orders or conditions, labor strikes or differences with workers shall be entirely with the sole discretion of the party.

6. NOTICES. Unless otherwise provided in this Agreement, all notices shall be made at the following addresses:

For KCP&L:          Kansas City Power & Light Company
                    1201 Walnut Street
                    PO Box 418679

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                    Kansas City, MO 64141
                    Attention: Rick Huber


For CUSTOMER:       East Kansas Agri-Energy, LLC
                    210 1/2 E. 4th Avenue
                    P.O. Box 225
                    Garnett, KS 66032
                    Attn:  William Pracht

7. MODIFICATION OR AMENDMENT. No modification, amendment or waiver of any provisions of this Agreement shall be valid unless it is in writing and signed by each party.

8. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Kansas, but without regard to the State's conflict of laws provisions.

9. COMMISSION. This Agreement is made subject to the review and approval of the Kansas Corporation Commission. KCP&L agrees to use its reasonable best efforts to apply for and receive the necessary approval from the Kansas Corporation Commission on a timely basis.

10. HEADINGS. The headings contained in this Agreement are solely for the convenience of the parties and should not be used or relied upon in any manner in the construction or interpretation of this Agreement.

11. ENTIRE AGREEMENT. This Agreement supersedes and nullifies all previous contracts, oral or written, if any, between the parties with respect to equipment. Both parties hereto represent they have read this Agreement, agree to be bound by all terms and conditions stated herein, and acknowledge receipt of a signed, true and exact copy of this Agreement.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed the day and year first above written.

Kansas City Power & Light Company:

by:  /s/ Michael Deggendorf                      Reviewed by Counsel:  /s/
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             Signature

   Michael Deggendorf
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       Printed Name

   V.P., Public Affairs for Great Plains Energy
   --------------------------------------------
          Title

CUSTOMER:

by:  /s/ William R. Pracht
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            Signature

   William R. Pracht
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          Printed Name

   Chairman
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           Title